FOR IMMEDIATE RELEASE

ROADRUNNER TRANSPORTATION SYSTEMS ANNOUNCES
ACQUISITION OF RICH LOGISTICS

Cudahy, WI - February 24, 2014 - Roadrunner Transportation Systems, Inc. (NYSE: RRTS), announced today that it had acquired Rich Logistics, a provider of truckload and expedited services based in Little Rock, Arkansas. In addition, Roadrunner acquired Everett Transportation Inc. and certain assets of Keith Everett (collectively, “Everett”). The total enterprise value of the transaction was approximately $48 million. Rich Logistics transports product throughout the United States and Mexico utilizing a combination of independent contractors and employee drivers. Everett is a contractor operating exclusively for Rich Logistics. The acquisition was financed with borrowings under Roadrunner’s credit facility.

Mark DiBlasi, President and CEO of Roadrunner, said, “The acquisition of Rich Logistics provides an excellent opportunity to expand our truckload offering and broadens our access to freight going into and coming out of Mexico. Rich Logistics’ superior service standards and strong reputation will allow us to strengthen its existing customer relationships as well as cultivate new relationships. Both Rich Logistics’ and Everett’s management teams will stay in place to help achieve the growth opportunities that we collectively envision.”

“Rich Logistics’ operating network, service standards, and high quality fleet are an excellent complement to our existing truckload services platform and will provide immediate growth opportunities within the segment,” said Brian van Helden, Roadrunner’s COO.

In 2013, Rich Logistics generated revenues of approximately $113 million. Rich Logistics is expected to be accretive to Roadrunner’s earnings in 2014.

About Roadrunner Transportation Systems, Inc.

Roadrunner is a leading asset-light transportation and logistics service provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload logistics, transportation management solutions, intermodal solutions, freight consolidation, inventory management, expedited services, international freight forwarding, customs brokerage, and comprehensive global supply chain solutions. For more information, please visit Roadrunner’s website, www.rrts.com.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance, including statements regarding the impact of the Rich Logistics and Everett acquisitions on expanding Roadrunner’s truckload offering and operating network, Roadrunner’s ability to strengthen Rich Logistics’ existing customer relationships and to cultivate new relationships, the growth opportunities offered by the acquisition of Rich Logistics, the growth of Rich Logistics’ business and Roadrunner’s expectation that Rich Logistics will be accretive to Roadrunner’s earnings in 2014. These statements reflect Roadrunner's current expectations, and Roadrunner does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond Roadrunner's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the integration of acquired companies, competition in the transportation industry, the impact of the current economic environment, Roadrunner's dependence upon purchased power, the unpredictability of and potential fluctuation in the price and availability of fuel, the effects of governmental and environmental regulations, insurance in excess of prior experience levels, and other "Risk Factors" set forth in Roadrunner's most recent SEC filings.

Contact

Roadrunner Transportation Systems, Inc.
Peter Armbruster,
Chief Financial Officer
414-615-1648

Vollrath Associates, Inc.
Marilyn Vollrath
414-221-0210
ir@rrts.com

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